Exhibit 10.3

AMENDMENT TO THE AMERICAN WOODMARK COROPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES

AMENDMENT, to the American Woodmark Corporation Amended and Restated 2004 Stock Incentive Plan for Employees, by American Woodmark Corporation (the “Company”). The Company maintains the American Woodmark Corporation Amended and Restated 2004 Stock Incentive Plan for Employees, effective as of August 1, 2006 (the “Plan”).

WHEREAS, the Company, pursuant to the authority granted under Section 12(a) of the Plan, now wishes to amend the Plan;

NOW, THEREFORE, effective as of June 12, 2009, the Plan is hereby amended as follows:

1.     Section 2(k) of the Plan is hereby amended in its entirety as follows:

     (k) “Fair Market Value” means the closing price per share of the Company Stock on the NASDAQ National Market. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded

2.     Section 2(l) is hereby amended in its entirety as follows:

     (l) “Incentive Award” means (i) a grant of Restricted Stock, (ii) a grant of a Non-statutory Stock Option, (iii) a grant of a Stock Appreciation Right, (iv) a grant of Restricted Stock Units or (v) a combination thereof.

3.     Section 2(r) is hereby amended in its entirety as follows:

     (r) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

4.     A new Section 2(v) is hereby added to the Plan (and existing Section 2(v) and all subsequent sections are hereby relettered accordingly, and all section references throughout the Plan are hereby adjusted accordingly):

     (v) “Restricted Stock Unit” means the right to receive a share of Company Stock (or the value thereof in cash) in the future granted pursuant to the terms of Section 7.

5.     Section 3 of the Plan is hereby amended in its entirety as follows:

     3. General. The following types of Incentive Awards may be granted under the Plan: Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights.

6.     A new Section 7 is hereby added to the Plan (and existing Section 7 and all subsequent sections are hereby renumbered accordingly, and all section references throughout the Plan are hereby adjusted accordingly):

7. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant.

(b) Restricted Stock Units may be payable in shares of Company Stock or in cash or in any combination thereof, or the Committee may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a Restricted Stock Unit shall be equal to the Fair Market Value of a share of Company Stock as of the date of payment. Delivery of Company Stock in payment of Restricted Stock Units may be subject to additional conditions established in the award agreement.

(c) The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. The vesting conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such conditions may also include, without limitation, the whole or partial vesting of such award as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

(d) A Participant’s rights under a Restricted Stock Unit award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or otherwise disposed of, other than by will or the laws of descent and distribution.

(e) A Participant shall not have any of the rights of a shareholder with respect to an award of Restricted Stock Units unless and until shares of Company Stock are issued to the Participant pursuant to such award and all requirements with respect to the issuance of such shares have been satisfied.

(f) The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Restricted Stock Units, or (iii) a fixed combination of cash and additional Restricted Stock Units as provided in the award agreement, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the award agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Company Stock.

(g) Whenever payments under Restricted Stock Units are to be made in cash to a Participant who is an employee, the Company (or, if the Participant is employed by a Subsidiary, the Subsidiary) (hereinafter the “Employer”) will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an employee shall agree as a condition of receiving Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate or other evidence of the shares shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Committee or the award agreement so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Employer retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change at any time any such election procedures.

7.     Section 13(a) of the Plan is hereby amended in its entirety as follows:

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price and other terms and relevant provisions of Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award or a fractional cent in the exercise price of any unexercised Option, the Committee shall round down the number of shares covered by the Incentive Award and to the nearest whole share and round up the exercise price of any unexercised Option to the nearest whole cent.

8.     Subsections (x), (xi) and (xii) of Section 14(a) of the Plan are hereby amended in their entirety as follows:

     (x) the terms and conditions applicable to Restricted Stock and Restricted Stock Unit awards, including the establishment of Performance Goals; (xi) the terms and conditions on which restrictions upon Restricted Stock shall lapse or be removed and on which Restricted Stock Units shall vest and be paid; (xii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock shall lapse or be removed or at which any Restricted Stock Units shall vest and be paid;

9.     In all other respects the Plan is hereby ratified and confirmed.

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To record the adoption of the Amendment set forth above, the Company has caused this document to be signed on this ____ day of June, 2009.

                                       AMERICAN WOODMARK CORPORATION

                                        By: ______________________________________

                                        Title: _____________________________________